UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	30-1374889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 20, 2026, Surrozen, Inc. (the “Company”) issued a press release announcing certain financial results related to the Second Closing (as defined below). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition” (including the exhibit referenced herein) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.02 Unregistered Sales of Equity Securities.

On October 20, 2026, the Company completed the second tranche closing (the “Second Closing”) under that certain Securities Purchase Agreement, dated March 24, 2025 (the “Purchase Agreement”), with certain institutional and accredited investors (the “Purchasers”) relating to the issuance and sale to the Purchasers of 5,741,605 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pre-funded warrants (“Pre-Funded Warrants”) to purchase 2,456,500 shares of Common Stock, and warrants to purchase 4,099,052 shares of Common Stock (“Series E Common Warrants”). The Second Closing was contingent upon the public announcement of the receipt of clearance from the U.S. Food and Drug Administration of the Company’s Investigational New Drug Application for SZN-8141 (the “Second Closing Milestone”). On October 2, 2026, the Company announced that the Second Closing Milestone had been achieved.

The purchase price per share of Common Stock and Pre-Funded Warrant was $11.60 and $11.5999, respectively, for aggregate gross proceeds of approximately $95.1 million, before deducting placement agent fees and other expenses payable by the Company. Each Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable immediately and will not expire until exercised in full. The purchase price per share of Common Stock and Pre-Funded Warrant includes $0.0625, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, for the accompanying one half of a Series E Common Warrant. Each Series E Common Warrant has an exercise price of $11.54 per whole share, is exercisable immediately and expires five years from the date of issuance. No fractional shares will be issued upon exercise of the Series E Common Warrants.

In connection with the Second Closing, the Company agreed to file a registration statement under the Securities Act with the Securities and Exchange Commission (the “SEC”), covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Series E Common Warrants no later than 30 calendar days following the Second Closing, and to use reasonable best efforts to have a registration statement declared effective as promptly as possible after the filing thereof, and in any event no later than 90 calendar days (or 120 calendar days in the event of a “full review” by the SEC) following the Second Closing, as the case may be.

Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The forms of Purchase Agreement, Pre-Funded Warrant, Series E Common Warrant and Registration Rights Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2025. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Surrozen, Inc. dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURROZEN, INC.

Date:	October 20, 2026	By:	/s/ Andrew Maleki
		Name: Title:	Andrew Maleki Chief Financial Officer